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                                                                     Exhibit 5.1

                     [Letterhead of Conyers Dill & Pearman]



April 30, 2007
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Qiao Xing Mobile Communication Co., Ltd.      DIRECT LINE: 2842 9500
10th Floor CEC Building                       E-MAIL:      vivien.fung@conyersdillandpearman.com
6 Zhongguancun South Street                   OUR REF:     VF/kt/233255 (M#891191)
Beijing 100086, China                         YOUR REF:    _____________________________________


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Dear Sirs,

QIAO XING MOBILE COMMUNICATION CO., LTD. (THE "COMPANY")

We have acted as special legal counsel in the British Virgin Islands to the Company in connection with the public offering on the New York Stock Exchange of ordinary shares issued by the Company (the "Shares") and the offer and sale by of the Company's ordinary shares by certain selling shareholder(s) of the Company as described in the prospectus contained in the Company's registration statement on Form F-1, including all amendments and supplements thereto (the "Registration Statement" which term does not include any exhibits thereto), filed by the Company under the United States Securities Act of 1933 (the "Securities Act") with the United States Securities and Exchange Commission (the "Commission").

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)  the Registration Statement; and

(ii) a draft of the prospectus (the "Prospectus") contained in the Registration Statement.

We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company, (2) copies of written resolutions passed by all the directors of the Company on March 19, 2007, (3) copies of written resolutions passed by the sole shareholder of the Company on March 19, 2007, (4) the register of members of the Company, and (5) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

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                                                        (CONYERS DILL & PEARMAN)

Xing Mobile Communication Co., Ltd.
April 30, 2007


We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us, (iii) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein; (iv) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and (v) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

(1) The Company is duly incorporated and existing under the laws of the British Virgin Islands.

(2) The issue of the Shares has been duly authorised, and when the Shares have been issued, delivered and paid for in the manner described in and pursuant to the terms of the Prospectus and Registration Statement will be validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such Shares).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us under the headings "Taxation" and "Enforcement of Civil Liabilities" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully,


/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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